NETWORK COMMERCE NAMES N. SCOTT DICKSON CHIEF FINANCIAL OFFICER

SEATTLE, July 27, 2001--Network Commerce Inc. (Nasdaq: NWKC) has named N. Scott Dickson to serve as its chief financial officer. He was previously the company's controller.

"Scott Dickson has been very instrumental in the financial turnaround of Network Commerce and is already an integral part of the Network Commerce management team," said Dwayne Walker, chairman and chief executive officer. "He brings a wealth of experience in accounting and finance in addition to guiding financial policy, compliance and operations. The board and management team are delighted to leverage his abilities and experience."

Dickson brings more than 15 years of experience in finance and accounting to Network Commerce. Before joining the company earlier this year, he provided financial and operational direction as controller for MemeStreams, an enterprise software company. He has also held positions at SPL World Group, where he was controller, and at NetSource Communications, as vice president and corporate controller.

Dickson earned his undergraduate degree at Montana State University.

Dickson's   predecessor,   Randy  Cerf,  has  left  the  firm  to  pursue  other
opportunities. Walker continued, "We would like to thank Randy Cerf for his contribution to the company and wish him the best as he moves forward."

About Network Commerce Inc.

Established in 1994, Network Commerce Inc. (Nasdaq: NWKC) is the technology infrastructure and services company. Network Commerce provides a comprehensive technology and business services platform that includes domain registration, hosting, commerce, and online marketing services. Network Commerce is headquartered in Seattle, WA. More information is available at (www.networkcommerce.com).

Forward Looking Statements:

Certain statements in this announcement, including statements concerning our ability to raise capital, our sources of revenue, our projected financial performance for fiscal year 2001, and our plans, intentions and expectations, contain "forward-looking statements" within the meaning of the Securities Act of 1933 as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are not guaranties of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement. Factors that could affect Network Commerce's actual results include, among others, the uncertain status of our debt with Capital Ventures International and the factors described in Network Commerce's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000. Network Commerce undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.